UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2017

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 30, 2017, the Board of Directors (the “Board”) of Hillenbrand, Inc. (the “Company”) adopted amendments to the Company’s By-Laws (as so amended, the “Amended By-Laws”) to expand the information required to be provided by any shareholder who submits a nomination for election to the Board of Directors or a shareholder proposal for consideration at an annual or special meeting of shareholders.  The amendments principally require a shareholder submitting a nomination or proposal (a) to disclose whether the shareholder has hedged its ownership of, or entered into any transaction that has the effect of increasing or decreasing its economic risk or voting power with respect to the Company’s common stock and (b) to notify the Company of any changes in certain required disclosures before such meeting.  The amendment affects Article 3, Sections 3.11 and 3.12 of the Company’s By-Laws.  The Amended By-Laws became effective immediately upon their adoption.

The foregoing description of the Amended By-Laws does not purport to be complete and is qualified in its entirety by reference to the Amended By-Laws, which are attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Code of By-Laws of Hillenbrand, Inc. (as amended through August 30, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

Date: August 31, 2017
	BY:	/s/ Nicholas R. Farrell
Nicholas R. Farrell
Vice President, General Counsel,
Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Code of By-Laws of Hillenbrand, Inc. (as amended through August 30, 2017)